Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan, and
•Registration Statement (Form S-8 No. 333-231258) pertaining to the Equitrans Midstream Corporation Employee Savings Plan;

of our report dated June 22, 2023, with respect to the financial statements and schedule of the Equitrans Midstream Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 22, 2023